UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Trustee. On May 25, 2021, the Board of Trustees (the “Board”) of PennyMac Mortgage Investment Trust (the “Company”) elected Renee R. Schultz as an independent Class I Trustee. Ms. Schultz will serve until the Company’s next annual meeting of shareholders in the year indicated for such trustee’s class and until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Schultz will also serve on the Compensation Committee and the Finance Committee of the Company’s Board.

In consideration for her services as a trustee, Ms. Schultz will be entitled to receive compensation on the same terms and in the same amounts as the other independent trustees. Accordingly, Ms. Schultz will receive an annual base retainer of $90,000, as well as additional annual committee retainers of $7,750 for serving on each of the Compensation and the Finance Committees.

In connection with her election to the Board, Ms. Schultz will receive a one-time equity grant of $102,000 in restricted share units under the Company’s 2019 Equity Incentive Plan (the “Plan”) with such amount to be prorated based on days of service on the Board during the annual equity award cycle. The restricted share units shall vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued service through such vesting date, and is entitled to dividend equivalents throughout the vesting period. In addition, Ms. Schultz will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other trustees. There are no other arrangements or understandings pursuant to which Ms. Schultz was elected as a trustee, and there are no related party transactions between the Company and Ms. Schultz.

Item 8.01	Other Events.

On May 25, 2021, the Company also issued a press release announcing the election of Ms. Schultz as referenced in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: May 25, 2021	/s/ Daniel S. Perotti
Daniel S. Perotti Senior Managing Director and Chief Financial Officer